UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2024

AMYLYX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41199	46-4600503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

43 Thorndike St., Cambridge, MA	02141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 682-0917

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMLX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities

On April 3, 2024, the board of directors of Amylyx Pharmaceuticals, Inc. (the “Company”) approved a restructuring plan designed to focus the Company’s resources on key clinical and preclinical programs (the “Restructuring Plan”). The Restructuring Plan includes a reduction in force which is expected to reduce the Company’s workforce by approximately 70% and a decrease in external financial commitments outside of its priority areas. The Company expects to substantially complete the Restructuring Plan by the end of the third quarter of 2024. As part of this Restructuring Plan, the Company expects to incur severance and severance-related charges of approximately $19 million.

The Company is also evaluating its inventory purchase commitments and the impact its Restructuring Plan will have on inventory obsolescence. The Company may also incur other charges or cash expenditures not currently contemplated or that cannot be currently estimated due to events that may occur as a result of, or associated with, the Restructuring Plan.

Item 7.01	Regulation FD Disclosure.

On April 4, 2024, the Company issued a press release titled “Amylyx Pharmaceuticals Announces Formal Intention to Remove RELYVRIO®/ALBRIOZA™ from the Market; Provides Updates on Access to Therapy, Pipeline, Corporate Restructuring, and Strategy.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any filing by the Company, under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On April 4, 2024, the Company announced it has started a process with the U.S. Food and Drug Administration and Health Canada to voluntarily discontinue the marketing authorizations for RELYVRIO®/ALBRIOZA™ and remove the product from the market in the U.S. and Canada based on topline results from the Phase 3 PHOENIX trial. RELYVRIO/ALBRIOZA will no longer be available for new patients as of today. Patients currently on therapy in the U.S. and Canada who, in consultation with their physician, wish to stay on treatment can be transitioned to a free drug program. The Company will continue to evaluate and share learnings from PHOENIX to help inform future amyotrophic lateral sclerosis (“ALS”) research. At this time, the Company intends to continue to collect available data on survival at the encouragement of ALS specialists. The PHOENIX Open Label Extension is ongoing. Due to the Restructuring Plan, the Company expects to have cash runway into 2026.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, Amylyx’ expectations regarding: interactions with regulatory authorities; transition plans for patients currently on RELYVRIO/ALBRIOZA; the timing and significance of learnings from the PHOENIX trial, the PHOENIX survival analysis and the Open Label Extension; the risk that the restructuring costs and charges associated with the Company’s restructuring efforts may be greater than anticipated or incurred in different periods than anticipated; the risk that the Company’s restructuring efforts may adversely affect the Company’s internal programs and the Company’s ability to recruit and retain skilled and motivated personnel, and may be distracting to employees and management; the risk that the Company’s restructuring efforts may negatively impact the Company’s business operations and reputation; the risk that the Company’s restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated; and the Company’s statements regarding its cash runway. Any forward-

looking statements in this Current Report on Form 8-K are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include the risks and uncertainties set forth in Amylyx’ United States Securities and Exchange Commission (SEC) filings, including Amylyx’ Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent filings with the SEC. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. Amylyx undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of the Company, dated April 4, 2024

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMYLYX PHARMACEUTICALS, INC.

Date: April 4, 2024	By:	/s/ James M. Frates
James M. Frates
Chief Financial Officer